Free Writing Prospectus Registration Statement 333-177923 Filed Pursuant to Rule 433 Dated April 17, 2012

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# 11y JPM Inflation Note

CUSIP : 48125XKM7

USD

| BID | ASK | LAST CLOSE (BID) : |
|---|---|---|
| 98.6400 | 99.6400 | 99.1400 |

Historical Data

| REFERENCE INFORMATION | |
|---|---|
| CUSIP | 48125XKM7 |
| Product Type | Registered Notes |
| Payoff Type | Market Linked Note |
| Issue date | 04/08/2011 |
| Maturity | 04/08/2022 |

RELATED DOCUMENTS

Pricing Supplement

02 02 2012 - close: 101.06 Export*

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INDICATIVE PRICE INFORMATION

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Disclaimer text from screen shots above

Sources: JPMorgan. The chart above shows the aggregation of all closing indicative bid prices for registered notes from the day specified as the beginning of the table, based on your selection above. The closing bid price means the last trade reported on the relevent date. There is no guarantee that the notes will return any of your investment.

Past performance is not a reliable indicator of future results.

INDICATIVE PRICE INFORMATION
This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies, commodities or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgans trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.
These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable.
In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads). These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.
Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.
You confirm that you have access to the Offering Documents related to particular products for any indicative prices.
These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and

JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

SECLEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and the prospectus supplement as well as any product supplement, underlying supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS
Transactions and securities of the type described in this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or liquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described in this Website, and you should ensure that you fully understand the terms of any transaction or security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting or investing. Investors should carefully review the Certain Risk Considerations as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Website as well as under "Risk Factors" in the product supplement and underlying supplement which accompanies that pricing supplement. The transactions and securities of the type described in this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions including those jurisdictions in which an offer or sale of such securities is unlawful. To the extent any Offering Document, as that term is defined in the Terms and Conditions of Access

•	JPMorgan.com
•	Terms and Conditions
•	Copyright © 2012 J.P. Morgan Structured Investments Worldwide.

J.P. Morgan Structured Investments - 11y JPM Inflation Note - Windows Internet Explorer provided by JPMorgan Chase & Co.

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# 11y JPM Inflation

CUSIP : 48125XKM7

BID

98.6400

REFERENCE INFORMATION

CUSIP

Product Type

Payoff Type

Issue date

Maturity

02 17 2012 - close: 100.27

11y JPM ..

Print Close X

## HISTORICAL DATA

| | | | |
|---|---|---|---|
| 08/10/2011 | 120.33 | 120.33 | 120.33 |
| 08/11/2011 | 121.57 | 121.57 | 121.57 |
| 08/12/2011 | 119.67 | 119.67 | 119.67 |
| 08/15/2011 | 120.44 | 120.44 | 120.44 |
| 08/16/2011 | 119.87 | 119.87 | 119.87 |
| 08/17/2011 | 120.34 | 120.34 | 120.34 |
| 08/18/2011 | 120.80 | 120.80 | 120.80 |
| 08/19/2011 | 120.69 | 120.69 | 120.69 |
| 08/22/2011 | 120.91 | 120.91 | 120.91 |
| 08/23/2011 | 120.67 | 120.67 | 120.67 |
| 08/24/2011 | 97.42 | 97.92 | 96.92 |
| 08/25/2011 | 96.18 | 96.68 | 95.68 |
| 08/26/2011 | 96.57 | 97.07 | 96.07 |
| 08/29/2011 | 96.85 | 97.35 | 96.35 |
| 08/30/2011 | 96.19 | 96.69 | 95.69 |
| 08/31/2011 | 96.65 | 97.15 | 96.15 |
| 09/01/2011 | 96.19 | 96.69 | 95.69 |

Export

106
102
98
94
Issue Date
07/11
08/11
09/11
10/11
11/11
12/11
01/12
02/12
03/12

Tip : Drag handles to zoom chart data

INDICATIVE PRICE INFORMATION

Done | Trusted sites | 100%

J.P. Morgan Structured Investments - 11y JPM Inflation Note - Windows Internet Explorer provided by JPMorgan Chase & Co.

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« Product Listing

# 11y JPM Inflation

CUSIP : 48125XKM7

BID

98.6400

REFERENCE INFORMATION

CUSIP

Product Type

Payoff Type

Issue date

Maturity

02 17 2012 - close: 100.27

Print Close X

## HISTORICAL DATA

| | | | |
|---|---|---|---|
| 08/31/2011 | 96.65 | 97.15 | 96.15 |
| 09/01/2011 | 96.19 | 96.69 | 95.69 |
| 09/02/2011 | 96.91 | 97.41 | 96.41 |
| 09/05/2011 | 96.91 | 97.41 | 96.41 |
| 09/06/2011 | 97.99 | 98.49 | 97.49 |
| 09/07/2011 | 97.54 | 98.04 | 97.04 |
| 09/08/2011 | 97.23 | 97.73 | 96.73 |
| 09/09/2011 | 97.28 | 97.78 | 96.78 |
| 09/12/2011 | 97.28 | 97.78 | 96.78 |
| 09/13/2011 | 97.46 | 97.96 | 96.96 |
| 09/14/2011 | 96.84 | 97.34 | 96.34 |
| 09/15/2011 | 96.84 | 97.34 | 96.34 |
| 09/16/2011 | 96.22 | 96.72 | 95.72 |
| 09/19/2011 | 96.31 | 96.81 | 95.81 |
| 09/20/2011 | 96.31 | 96.81 | 95.81 |
| 09/21/2011 | 97.67 | 98.17 | 97.17 |
| 09/22/2011 | 98.23 | 98.73 | 97.73 |

Export

11y JPM ..

106
102
98
94
Issue Date
07/11
08/11
09/11
10/11
11/11
12/11
01/12
02/12
03/12

Tip : Drag handles to zoom chart data

INDICATIVE PRICE INFORMATION

Done Trusted sites 100%

J.P. Morgan Structured Investments - 11y JPM Inflation Note - Windows Internet Explorer provided by JPMorgan Chase & Co.

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J.P.Morgan

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« Product Listing

# 11y JPM Inflation

CUSIP : 48125XKM7

BID

98.6400

REFERENCE INFORMATION

CUSIP

Product Type

Payoff Type

Issue date

Maturity

Print Close X

## HISTORICAL DATA

| | | | |
|---|---|---|---|
| 11/25/2011 | 97.27 | 97.77 | 96.77 |
| 11/28/2011 | 97.30 | 97.80 | 96.80 |
| 11/29/2011 | 97.65 | 98.15 | 97.15 |
| 11/30/2011 | 97.57 | 98.07 | 97.07 |
| 12/01/2011 | 97.44 | 97.94 | 96.94 |
| 12/02/2011 | 96.87 | 97.37 | 96.37 |
| 12/05/2011 | 97.31 | 97.81 | 96.81 |
| 12/06/2011 | 97.64 | 98.14 | 97.14 |
| 12/07/2011 | 97.32 | 97.82 | 96.82 |
| 12/08/2011 | 97.86 | 98.36 | 97.36 |
| 12/09/2011 | 97.52 | 98.02 | 97.02 |
| 12/12/2011 | 97.52 | 98.02 | 97.02 |
| 12/13/2011 | 97.49 | 97.99 | 96.99 |
| 12/14/2011 | 97.82 | 98.32 | 97.32 |
| 12/15/2011 | 98.10 | 98.60 | 97.60 |
| 12/16/2011 | 97.77 | 98.27 | 97.27 |
| 12/19/2011 | 98.00 | 98.50 | 97.50 |

Export

11y JPM ..
106
102
98
94
Issue Date
07/11
08/11
09/11
10/11
11/11
12/11
01/12
02/12
03/12

Tip : Drag handles to zoom chart data

INDICATIVE PRICE INFORMATION

Trusted sites 100%

J.P. Morgan Structured Investments - 11y JPM Inflation Note - Windows Internet Explorer provided by JPMorgan Chase & Co.

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# 11y JPM Inflation

CUSIP : 48125XKM7

BID

98.6400

## REFERENCE INFORMATION

| | |
|---|---|
| CUSIP | 4 |
| Product Type | R |
| Payoff Type | M |
| Issue date | 0 |
| Maturity | 0 |

Print Close X

## HISTORICAL DATA

| | | | |
|---|---|---|---|
| 03/12/2012 | 99.23 | 99.73 | 98.73 |
| 03/13/2012 | 99.34 | 99.84 | 98.84 |
| 03/14/2012 | 98.82 | 99.32 | 98.32 |
| 03/15/2012 | 98.82 | 99.32 | 98.32 |
| 03/16/2012 | 97.36 | 97.86 | 96.86 |
| 03/19/2012 | 97.44 | 97.94 | 96.94 |
| 03/20/2012 | 96.54 | 97.04 | 96.04 |
| 03/21/2012 | 96.54 | 97.04 | 96.04 |
| 03/22/2012 | 97.15 | 97.65 | 96.65 |
| 03/23/2012 | 97.24 | 97.74 | 96.74 |
| 03/26/2012 | 97.24 | 97.74 | 96.74 |
| 03/27/2012 | 97.61 | 98.11 | 97.11 |
| 03/28/2012 | 98.17 | 98.67 | 97.67 |
| 03/29/2012 | 98.02 | 98.52 | 97.52 |
| 03/30/2012 | 98.02 | 98.52 | 97.52 |
| 04/02/2012 | 98.22 | 98.72 | 97.72 |
| 04/03/2012 | 98.16 | 98.66 | 97.66 |

Export

02 17 2012 - close: 100.27
11y JPM ..
106
102
98
94
Issue Date
07/11
08/11
09/11
10/11
11/11
12/11
01/12
02/12
03/12

Tip : Drag handles to zoom chart data

INDICATIVE PRICE INFORMATION

Trusted sites 100%

J.P. Morgan Structured Investments - 11y JPM Inflation Note - Windows Internet Explorer provided by JPMorgan Chase & Co.

http://eddbs-app12.svr.emea.jpmchase.net:13201/products/MAPS678/index.html

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J.P.Morgan

HOME PRODUCTS EDUC

« Product Listing

# 11y JPM Inflation

CUSIP : 48125XKM7

BID

98.6400

REFERENCE INFORMATION

CUSIP 4

Product Type R

Payoff Type M

Issue date 0

Maturity 0

02 17 2012 - close: 100.27

11y JPM ..

Print Close X

## HISTORICAL DATA

| | | | |
|---|---|---|---|
| 04/02/2012 | 98.22 | 98.72 | 97.72 |
| 04/03/2012 | 98.16 | 98.66 | 97.66 |
| 04/04/2012 | 97.12 | 97.62 | 96.62 |
| 04/05/2012 | 97.04 | 97.54 | 96.54 |
| 04/06/2012 | 97.04 | 97.54 | 96.54 |
| 04/09/2012 | 97.52 | 98.02 | 97.02 |
| 04/10/2012 | 98.84 | 99.34 | 98.34 |
| 04/11/2012 | 98.91 | 99.41 | 98.41 |
| 04/12/2012 | 98.95 | 99.45 | 98.45 |
| 04/13/2012 | 98.77 | 99.27 | 98.27 |
| 04/16/2012 | 99.00 | 99.50 | 98.50 |
| 04/17/2012 | 99.23 | 99.73 | 98.73 |
| 04/18/2012 | 99.14 | 99.64 | 98.64 |
| 04/19/2012 | 99.14 | 99.64 | 98.64 |

INDICATIVE PRICE INFORMATION

Export

106
102
98
94
Issue Date
07/11
08/11
09/11
10/11
11/11
12/11
01/12
02/12
03/12

Tip : Drag handles to zoom chart data

INDICATIVE PRICE INFORMATION

Trusted sites 100%

Disclaimer text from screen shots above

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies, commodities or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgans trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.
These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable.
In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads). These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.
Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.
You confirm that you have access to the Offering Documents related to particular products for any indicative prices.
These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and

JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only prior to the maturity date. These historical product prices do not reflect your payment at maturity, which is described in the applicable Offering Documents and will be based on the full principal amount of your transaction.
The historical product prices relate only to (Product name / CUSIP) and should not be relied upon in connection with any offering. There can be no assurance that any trade could be executed at the prices displayed above. Investors should carefully review the Risks and Indicative Price Information section before entering into a transaction.